NEWS RELEASE
FOR IMMEDIATE RELEASE

March 2, 2009

CAPITOL FEDERAL FINANCIAL

TO PRESENT AT KEEFE, BRUYETTE, & WOOD’S REGIONAL BANK INVESTOR CONFERENCE

Topeka, KS – Capitol Federal Financial (NASDAQ:CFFN) announced today that it will participate as a presenter at Keefe, Bruyette, & Wood’s Regional Bank Investor Conference in Boston, MA on March 4th.  John B. Dicus, Chairman, President, and Chief Executive Officer, is scheduled to present on Wednesday, March 4, 2009.  The presentation is scheduled for 9:30 AM ET.

A link to the live webcast will be available under the Investor Relations tab on the company website, http://www.capfed.com.  Anyone who intends to listen to the live webcast should go to the website at least fifteen minutes early to download and install any necessary software.  For those unable to listen to the live broadcast, a replay will be available until May 3, 2009.

Capitol Federal Financial is the holding company for Capitol Federal Savings Bank which operates 41 branch offices in Kansas.

Except for the historical information contained in this press release, the matters discussed may be deemed to be forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that involve risks and uncertainties, including changes in economic conditions in the Company’s market area, changes in policies by regulatory agencies, fluctuations in interest rates, demand for loans in the Company’s market area, competition, and other risks detailed from time to time in the Company’s SEC reports. Actual strategies and results in future periods may differ materially from those currently expected.  These forward- looking statements represent the Company’s judgment as of the date of the release.  The Company disclaims, however, any intent or obligation to update these forward-looking statements.

For further information contact:
Jim Wempe	Kent Townsend
Vice President, Investor Relations	Executive Vice President, Chief Financial Officer
700 S Kansas Ave.	700 S Kansas Ave.
Topeka, KS 66603	Topeka, KS 66603
(785) 270-6055	(785) 231-6360
jwempe@capfed.com	ktownsend@capfed.com